[GRAPHIC OMITTED]

                                                           FOR IMMEDIATE RELEASE



Nordson Corporation Reports Record First Quarter Sales, Operating Profit and Earnings Per Share

o Sales Grow 20 Percent to $245 Million
o Operating Profit Increases 29 Percent to $36 Million
o Diluted Earnings per Share Increase 35 Percent to $0.62



WESTLAKE, Ohio - February 21, 2008 - Nordson Corporation (Nasdaq: NDSN) today reported record first quarter sales, operating profit and diluted earnings per share. For the quarter ending January 31, 2008, sales reached a record $245 million, a 20 percent increase over sales in the same period a year ago. Volume increased 15 percent with the remainder coming from the favorable effects of currency translation. Operating profit for the quarter improved to a record $36 million, a 29 percent increase over the same period a year ago. First quarter diluted earnings per share were a record $0.62, an increase of 35 percent over the same period a year ago.

"Nordson delivered another excellent quarter as the momentum with which we ended fiscal 2007 continued into the new year," said Chairman, President and Chief Executive Officer Edward P. Campbell. "Demand for Nordson products and services grew in all segments and each geographic region."


                                   -continued-

Segment & Regional Results
All segments contributed solid revenue growth in the quarter over the previous year. Revenue increased 41 percent in the Advanced Technology segment, 13 percent in the Adhesive Dispensing segment, and 8 percent in the Industrial Coating and Automotive segment.

"We are pleased with the excellent operating performance of the Adhesive Dispensing segment in the quarter. With orders growing faster than sales, the segment is also well positioned for continued strength in future quarters," said Campbell. "Sales growth in the Advanced Technology segment was driven by both incremental sales from recent acquisitions and expansion in our core product lines, yielding growth in operating profit of 26 percent in the quarter. In addition, the Industrial Coating and Automotive segment continues to deliver on its restructuring, evidenced by the approximately four percentage point improvement in operating margin."

On a geographic basis, first quarter sales revenue increased 44 percent in Asia Pacific, 19 percent in Europe, 18 percent in Japan, 14 percent in the United States and 8 percent in the Americas.

"The global nature of our enterprise continued to serve us well during the quarter, as we realized solid revenue increases in all of our geographic regions," said Campbell. "Nordson especially benefited this quarter from powerful growth in Asia Pacific, where our abilities to meet the specific engineering needs of customers and provide them with local support continued to make us the region's supplier of choice."


Order Rates and Backlog
Order rates for the 12 week period ending February 17, 2008, measured in constant currency, increased 8 percent over the same period a year ago. Order rates by segment and geography are provided in the accompanying financial tables, with pro-forma growth in order rates calculated as though fiscal year 2007 acquisitions were owned in both years.



                                   -continued-

Backlog at the end of the first quarter was approximately $131 million, an increase of 24 percent compared with $106 million for the same period a year ago. Backlog increased by approximately $32 million or 32 percent during the quarter. Backlog amounts are calculated at January 31, 2008 exchange rates.


Outlook
For the second quarter of fiscal year 2008, sales are expected to reach a record level, with growth of 14 to 18 percent over the same period a year ago. Diluted earnings per share are also expected to reach a record level, with guidance in the range of $.77 to $.86. The midpoint of this guidance represents a 34 percent increase over diluted earnings per share of $.61 in the prior year.

"With a strong first quarter behind us and a positive outlook for the second quarter, 2008 remains on pace to be another record year for Nordson," said Campbell. "We continue to see opportunity in a broadening group of markets and customers worldwide, as our recent acquisitions continue to strengthen our portfolio of precision solutions. In addition, our global diversification also gives us the confidence to weather any regional economic fluctuations should they occur."

Nordson will broadcast its first-quarter conference call on the investor relations page of its Web site, www.nordson.com, on Friday, February 22, 2008 at 8:30 a.m. EST. For persons unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson's investor relations and shareholder services is available from Barbara Price, Manager, Shareholder Relations, at (440) 414-5344.

Except for historical information and comparisons contained herein, statements included in this release may constitute "forward-looking statements," as defined by the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors, as discussed in the company's filing with the Securities and Exchange Commission that could cause actual results to differ.


                                   -continued-

Nordson Corporation is one of the world's leading producers of precision dispensing equipment that applies adhesives, sealants and coatings to a broad range of consumer and industrial products during manufacturing operations. The company also manufactures equipment used in the testing and inspection of electronic components as well as technology-based systems for curing and surface treatment processes. Headquartered in Westlake, Ohio, Nordson has more than 4,100 employees worldwide, and direct operations and sales support offices in 30 countries.


                                       ###


Investor Contact:
Barbara T. Price, Manager, Shareholder Relations
(440) 414-5344  bprice@nordson.com

Media Contact:
James R. Jaye, Director, Corporate Communications
(440) 414-5639  jjaye@nordson.com


A summary of sales, income, earnings and order rates is presented in the attached tables.

                               NORDSON CORPORATION
                              ---------------------
                              FINANCIAL HIGHLIGHTS
                   (Dollars in thousands except for per-share)


FIRST QUARTER PERIOD
Period Ending January 31, 2008
(Unaudited) amounts)


CONSOLIDATED STATEMENT OF INCOME
                                                           First Quarter
                                                         2008           2007
                                                      ----------     ----------


Net sales                                             $  244,689     $  203,875
Cost of sales                                            104,830         86,214
Selling & administrative expenses                        103,460         89,395
                                                      ----------     ----------


Operating profit                                          36,399         28,266

Interest expense - net                                    (5,130)        (3,814)
Other income (expense) - net                               1,213         (1,069)
                                                      ----------     ----------


Income before income taxes                                32,482         23,383
Income taxes                                              11,143          7,826
                                                      ----------     ----------


Net Income                                                21,339         15,557
                                                      ==========     ==========


Return on sales                                                9%             8%
Return on average shareholders' equity                        16%            14%


--------------------------------------------------------------------------------


Average common shares outstanding (000's)                 33,617         33,383
Average common shares and
   common share equivalents (000's)                       34,189         34,117

Per share:



Basic earnings                                        $      .63     $      .47
Diluted earnings                                      $      .62     $      .46

Dividends paid                                        $    .1825     $     .175

--------------------------------------------------------------------------------


FIRST QUARTER PERIOD
Period Ending January 31, 2008
(Unaudited) amounts)


CONSOLIDATED BALANCE SHEET
--------------------------

                                                       January 31     October 31
                                                          2008           2007
                                                       ----------     ----------

Cash and marketable securities                        $   40,991     $   31,145
Receivables                                              208,728        229,993
Inventories                                              135,546        119,650
Other current assets                                      31,909         29,136
                                                      ----------     ----------
     Total current assets
                                                         417,174        409,924


Property, plant & equipment - net                        132,156        132,917
Other assets                                             664,764        668,999
                                                      ----------     ----------
                                                      $1,214,094     $1,211,840
                                                      ==========     ==========

Notes payable and debt due within one year            $  336,528     $  324,099
Accounts payable and accrued liabilities                 149,642        185,815
                                                      ----------     ----------
     Total current liabilities
                                                         486,170        509,914


Long-term debt                                            22,840         22,840
Other liabilities                                        155,928        147,969
Total shareholders' equity                               549,156        531,117
                                                      ----------     ----------
                                                      $1,214,094     $1,211,840
                                                      ==========     ==========


Other information:


Employees                                                  4,119          4,089

Common shares outstanding (000's)                         33,646         33,710

                                                             NORDSON CORPORATION
FIRST QUARTER PERIOD                                        -------------------
Period Ending January 31, 2008                              FINANCIAL HIGHLIGHTS
(Unaudited)                                                 (Dollars in thousands)


                                                First Quarter                % Growth over 2007
SALES BY BUSINESS SEGMENT                    2008         2007        Volume       Currency       Total
-------------------------                 ----------   ----------   ----------    ----------    ----------


Adhesive dispensing systems               $  123,865   $  110,034          5.2%          7.4%         12.6%
Advanced technology systems                   83,894       59,681         38.8%          1.8%         40.6%
Industrial coating & automotive systems       36,930       34,160          3.4%          4.7%          8.1%
                                          ----------   ----------   ----------    ----------    ----------

Total sales by business segment           $  244,689   $  203,875         14.7%          5.3%         20.0%
                                          ==========   ==========   ==========    ==========    ==========



                                              First Quarter
OPERATING PROFIT BY BUSINESS SEGMENT         2008        2007
------------------------------------      ----------  ----------

Adhesive dispensing systems               $   28,138  $   23,065
Advanced technology systems                   10,336       8,235
Industrial coating & automotive systems          850        (489)
Corporate                                     (2,925)     (2,545)
                                          ----------  ----------

Total operating profit by business
  segment                                 $   36,399  $   28,266
                                          ==========  ==========



                                               First Quarter                  % Growth over 2007
SALES BY GEOGRAPHIC REGION                   2008         2007        Volume       Currency       Total
--------------------------                ----------   ----------   ----------    ----------    ----------


United States                             $   72,991  $   64,291          13.5%           --          13.5%
Americas                                      15,978      14,796           3.1%          4.9%          8.0%
Europe                                        91,116      76,842           8.5%         10.1%         18.6%
Japan                                         20,240      17,103          11.7%          6.6%         18.3%
Asia Pacific                                  44,364      30,843          39.7%          4.1%         43.8%
                                          ----------   ----------   ----------    ----------    ----------

Total Sales by Geographic Region          $  244,689  $  203,875          14.7%          5.3%         20.0%
                                          ==========  ==========    ==========    ==========    ==========



                                               First Quarter
SELECTED SUPPLEMENTAL INFORMATION            2008        2007
---------------------------------         ----------  ----------

Depreciation and amortization             $    7,733  $    6,093
Capital expenditures                      $    4,364  $    8,654
Dividends paid                            $    6,133  $    5,839

                               NORDSON CORPORATION
             ORDER RATES FOR 12-WEEK PERIOD ENDING FEBRUARY 17, 2008
                             CHANGE FROM PRIOR YEAR


BUSINESS SEGMENT                         % CHANGE   GEOGRAPHY       % CHANGE
----------------                         --------   ---------       --------

Adhesive dispensing systems                 12%     United States       5%
Advanced technology systems                 10%     Americas           -7%
Industrial coating & automotive systems     -6%     Europe              3%
                                                    Japan               5%
Total                                        8%     Asia Pacific       35%

                                                    Total               8%

Notes:
1. Numbers in this table are unaudited and exclude the effects of currency movements.
2. Pro-forma growth in order rates were calculated as though fiscal 2007 acquisitions were owned in both years.